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                                                                      Exhibit 3b

                             VERIZON NEW YORK INC.

                                    BY-LAWS
                          As Amended October 1, 1997







                          INCORPORATED JUNE 18, 1896
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                                    CONTENTS




ARTICLE I.              MEETINGS OF SHAREHOLDER(S)

ARTICLE II.             INSPECTORS

ARTICLE III.            BOARD OF DIRECTORS

ARTICLE IV.             MEETINGS OF DIRECTORS

ARTICLE V.              EXECUTIVE COMMITTEE AND OTHER
                        COMMITTEES

ARTICLE VI.             OFFICERS

ARTICLE VII.            DUTIES OF THE CHAIRMAN OF THE
                        BOARD, PRESIDENT, EXECUTIVE
                        VICE PRESIDENTS AND VICE
                        PRESIDENTS

ARTICLE VIII.           DUTIES OF THE SECRETARY AND
                        ASSISTANT SECRETARIES

ARTICLE IX.             DUTIES OF THE CONTROLLER

ARTICLE X.              DUTIES OF THE TREASURER AND
                        ASSISTANT TREASURERS

ARTICLE XI.             INDEMNIFICATION

ARTICLE XII.            CERTIFICATES FOR SHARES AND
                        TRANSFERS

ARTICLE XIII.           CHANGES OF BY-LAWS

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                                    BY-LAWS
                                    -------


ARTICLE I.
MEETINGS OF SHAREHOLDER(S)

Section 1. The annual meeting of the shareholders, for the election of Directors and the transaction of such other business as may properly be brought before the meeting, shall be held on such date and at such time and place within or without the State of New York as shall be fixed from time to time by or pursuant to resolution of the Board of Directors and set forth in the notice of meeting.

Section 2. A special meeting of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board or the President and shall be called by the Chairman of the Board, the President or the Secretary upon a request signed by shareholders representing at least one-third of the shares. Any such request shall specify the time and purpose(s) of the proposed meeting. The meeting shall be held at such place within or without the State of New York as may be designated in the notice of the meeting.

Section 3. A notice, stating the time and place of each annual meeting and the time, place and purpose(s) of each special meeting, shall be given personally or shall be mailed not less than ten nor more than fifty days before the meeting, directed to each shareholder entitled to vote at such meeting at his address as it appears on the record of shareholders unless he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be directed to him at such other address. A notice of special meeting shall indicate that it is being issued by or at the direction of the person or persons calling the meeting.

Section 4. The Board of Directors may fix, in advance, a date not more than fifty nor less than ten days before the date of any meeting of the shareholders as the record date for determination of shareholders entitled to notice of or to vote at such meeting, and only shareholders of record on such date shall be entitled to notice of or to vote at such meeting.
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Section 5. At all meetings of the shareholders, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum, except as otherwise required by law.


ARTICLE II.
INSPECTORS

The Board of Directors, in advance of any shareholders' meeting, may appoint one or more Inspectors to act at the meeting or any adjournment thereof. If Inspectors are not so appointed or in case any person appointed fails to appear or act, the person presiding at a shareholders' meeting may appoint one or more Inspectors.


ARTICLE III.
BOARD OF DIRECTORS

Section 1. The business of the Company shall be managed under the direction of its Board of Directors in accordance with Section 717 of the New York Business Corporation Law. Accordingly, the Directors must act in the best interests of the Company. In carrying out that duty, they shall consider the effects the Company's actions may have in the short term and in the long term on the Company's customers and the public, and on its ability to meet the Company's obligations under the New York Public Service Law.

Section 2. The Board of Directors shall be elected by the shareholders at the annual meeting, to hold office until the next annual meeting and thereafter until their successors are elected and qualified.

Section 3. The number of Directors shall be not less than one, the exact number to be determined from time to time by a vote of a majority of the entire Board. Vacancies in the Board may be filled by a vote of the majority of the Directors then in office, although less than a quorum.

Section 4. Any and all Directors may be removed with or without cause, by vote of the shareholders.


* References to BCL are to New York Business Corporation Law
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ARTICLE IV.
MEETINGS OF DIRECTORS

Section 1. A meeting of the Directors for the election of officers and the transaction of general business shall be held at the place of and immediately after the annual meeting of the shareholders. Regular meetings shall also be held at such times and places as shall be determined by the Board, the Chairman of the Board, the President or the Secretary. When the times and places of regular meetings are determined by other than the Board, five days' notice shall be given in the manner provided for herein except on occasions when, in the opinion of the Chairman of the Board or the President, the circumstances warrant a shorter period of notice.

Section 2. Special meetings of the Directors may be called at any time by the Chairman of the Board or the President and shall be called by the Chairman of the Board, the President or the Secretary, forthwith upon request in writing signed by two Directors and specifying the purpose(s) of the meeting. Two days' notice of a special meeting shall be given in the manner provided for herein except on occasions when, in the opinion of the Chairman of the Board, the President or an Executive Vice President, the circumstances warrant a shorter period of notice.

Section 3. Any notice of a meeting of Directors required to be given may be given to each Director by mail, facsimile or telegraph, addressed to him at his residence or usual place of business, or in person or by telephone, stating the time and place of the proposed meeting.

Section 4. Meetings of the Directors may be held within or without the State of New York.

Section 5. The majority of the entire Board shall constitute a quorum.

Section 6. Any action required or permitted to be taken by the Board may be taken without a meeting if all of the Directors consent in writing to the adoption of a resolution authorizing the action. The resolution and written consents thereto shall be filed with the minutes of the proceedings of the Board.

Section 7. Any one or more members of the Board may participate in a meeting of the Board by means of a conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time.
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ARTICLE V.
EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section 1. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from their number an Executive Committee and other committees, and it may determine the number which shall constitute a quorum thereof. Any such committee shall consist of three or more members and shall serve at the pleasure of the Board.

Section 2. The President and the Chairman of the Board, if one has been elected, shall be members of the Executive Committee. The Executive Committee shall, except as otherwise provided by law or by resolution of the Board, have all the authority of the Board during the intervals between the meetings of the Board. The Executive Committee shall keep a record of its proceedings, which shall from time to time be reported to the Board.

Section 3. Committees other than the Executive Committee shall, except as otherwise provided by law, have such authority as shall be provided by resolution of the Board.

Section 4. The Executive Committee may fix the time and place of holding its regular meetings, and after such time and place shall have been fixed, no notice of such regular meetings shall be necessary.

Section 5. Special meetings of the Executive Committee may be called at any time by the Chairman of the Board or the President and shall be called by the Chairman of the Board, the President or by the Secretary, forthwith upon request in writing signed by two members of the Executive Committee and specifying the purpose(s) of the meeting. Two days' notice of a special meeting shall be given in the manner provided in Article IV, Section 3 of these By-Laws except on occasions when, in the opinion of the Chairman of the Board, the President or an Executive Vice President, the circumstances warrant a shorter period of notice.

Section 6. The Board may designate from time to time one or more Directors as alternate members of the Executive Committee or of any other committee, who may replace any absent member or members at any meeting of the committee.

Section 7. Any action required or permitted to be taken by the Executive Committee or any other committee designated by the
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Board may be taken without a meeting of the Executive Committee or such other committee if all of the members of the Executive Committee or such other committee consent in writing to the adoption of a resolution authorizing the action. The resolution and written consents thereto shall be filed with the minutes of the proceedings of the Executive Committee or such other committee.

Section 8. Any one or more members of the Executive Committee or any other committee established by the Board may participate in a meeting of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.


ARTICLE VI.
OFFICERS

Section 1. The officers of the Company shall be elected by the Board of Directors, and may consist of a Chairman of the Board, a President, such number of Executive Vice Presidents and Vice Presidents as the Board of Directors shall from time to time determine, a Secretary, a Treasurer and a Controller. Any two or more offices may be held by the same person, except the offices of President and Secretary.

Section 2. The Board of Directors may appoint one or more Assistant Secretaries, one or more Assistant Treasurers, one or more Assistant Controllers and such other officers and agents as it may consider necessary.


ARTICLE VII.
DUTIES OF THE CHAIRMAN OF THE BOARD, PRESIDENT, EXECUTIVE VICE PRESIDENTS AND VICE PRESIDENTS

Section 1. The Chairman of the Board, or the President when there shall be no Chairman of the Board, shall preside at the meetings of the shareholders, the Board of Directors and the Executive Committee. The Chairman of the Board shall also perform such duties as the Board of Directors may from time to time determine.
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Section 2. The President shall have such authority and perform such duties as usually appertain to the office, and shall also perform such duties as the Board of Directors or the Chairman of the Board may from time to time determine.

Section 3. Each Executive Vice President and Vice President shall have such authority and perform such duties as usually appertain to the office, and also such as may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

Section 4. In case of absence or inability of the Chairman of the Board, the President, an Executive Vice President or a Vice President, the duties of such offices, respectively, shall be performed by such person or persons as may be designated by the Board of Directors, the Chairman of the Board, the President or the officer whose duties are to be performed.


ARTICLE VIII.
DUTIES OF THE SECRETARY AND ASSISTANT SECRETARIES

Section 1. The Secretary shall send notice to the shareholders of all annual and special meetings, and, where notice is required to be given, shall give notice to the Directors or members of the Executive Committee, respectively, of meetings of the Board or Executive Committee. The Secretary shall perform such other duties as may be required of him by the Board of Directors, the Chairman of the Board or the President, and such duties as usually appertain to the office of the Secretary.

Section 2. The Secretary or in his absence an Assistant Secretary shall keep an accurate record of the proceedings of the Board of Directors and of the Executive Committee, and of all meetings of shareholders, and shall have the custody of the seal of the Company and affix it to all instruments requiring the seal.

Section 3. The Secretary may appoint one or more Assistant Secretaries with such powers and duties as the Board of Directors, the President or the Secretary shall from time to time determine.
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ARTICLE IX.
DUTIES OF THE CONTROLLER

Section 1. The Controller shall be the principal accounting officer of the Company and shall perform such duties as may be required by the Board or the President.

Section 2. The Controller may appoint one or more Assistant Controllers with such powers and duties as the Board of Directors, the President or the Controller shall from time to time determine.


ARTICLE X.
DUTIES OF THE TREASURER AND ASSISTANT TREASURERS

Section 1. The Treasurer shall receive all the funds of the Company, and shall disburse them under the direction of the Board of Directors. All disbursement instruments shall be signed by such person or persons and in such manner as the Board may from time to time provide.

Section 2. The Treasurer shall keep full and regular books showing all his receipts and disbursements, and he shall make such reports and perform such other duties as the Board of Directors, the Chairman of the Board or the President may require.

Section 3. The Treasurer shall deposit all moneys received by him, in the corporate name of the Company, with such depositories as shall be approved from time to time by the Board of Directors, the Chairman of the Board or the President.

Section 4. The Treasurer may appoint one or more Assistant Treasurers with such powers and duties as the Board of Directors, the President or the Treasurer shall from tine to time determine.

Section 5. The Board of Directors may require the Treasurer and Assistant Treasurers to give such security for the faithful performance of their duties as the Board shall from time to time determine.
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ARTICLE XI.
INDEMNIFICATION

The indemnification of, and advancement of expenses to, Directors and Officers is hereby authorized to be granted by the Company to the fullest extent authorized or permitted by law pursuant to resolution of the shareholders, resolution of the Directors or indemnification agreement.


ARTICLE XII.
CERTIFICATES FOR SHARES AND TRANSFERS

Section 1. To the extent required by applicable law, every holder of shares in the Company shall be entitled to a certificate, signed by, or in the name of the Company by, the Chairman of the Board or a Vice Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, certifying the number of shares owned by him in the Company Shares shall be transferable only on the record of the Company by the holder thereof in person or by attorney, upon surrender of the outstanding certificate therefor.

Section 2. To the extent provided by applicable law, the signatures of the officers upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of issue.

Section 3. In case of the loss of a certificate, a new certificate may be issued upon such terms as the Board of Directors may prescribe.


ARTICLE XIII.
CHANGES OF BY-LAWS

These By-Laws may be altered, or amended at any duly called meeting of the shareholders entitled to vote thereat, by a majority vote of the shares entitled to vote thereat, owned by those present in person or represented by proxy at such meetings, or at any meeting of the Board of Directors by a majority vote of the entire Board, provided that in the call for such meeting notice shall have been given that a proposition to amend the by-laws would be submitted.